UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

CONSTELLATION ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39945	98-1574835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue 32nd Floor New York, NY	10166
(Address of principal executive offices)	(Zip Code)

(646) 585-8975

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CSTAF	OTCQX® Best Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSTWF	OTCQB® Venture Market
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CSTUF	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 25, 2024, Constellation Acquisition Corp I (“Constellation”) convened and then adjourned, without conducting any other business, its extraordinary general meeting of its shareholders (the “Shareholder Meeting”) relating to its previously announced proposed extension of its deadline to complete an initial business combination and to eliminate from Constellation’s amended and restated memorandum and articles of association the limitation that Constellation may not redeem Class A ordinary shares, par value $0.0001 per share (the “Public Shares”) to the extent that such redemption would result in Constellation having net tangible assets of less than $5,000,001 (the “Redemption Limitation”) in order to allow Constellation to redeem its Public Shares, irrespective of whether such redemption would exceed the Redemption Limitation. The only proposal submitted for a vote of the shareholders at the Shareholder Meeting was the approval of the adjournment proposal, which is described in greater detail in Constellation’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 10, 2024 (the “Definitive Proxy”).

The holders of 10,774,058 Public Shares and Constellation’s Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), held of record as of December 26, 2023, the record date for the Shareholder Meeting, were present in person or by proxy, representing approximately 88.00% of the voting power of Constellation’s shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Adjournment Proposal, as defined in the Definitive Proxy. The Shareholder Meeting has been adjourned until January 29, 2024 at 12:00 p.m., Eastern Time.

The voting results for the Adjournment Proposal is as follows:

For	Against	Abstain
10,613,166	160,892	0

Item 8.01. Other Events.

Additional Trust Contribution and Supplement to the Extension Proxy Statement.

Constellation has announced that Constellation Sponsor LP, a Delaware limited partnership (the “Sponsor”), will make additional contributions to Constellation’s trust account following the approval and implementation of Proposal Nos. 1 and 2, as described in the Definitive Proxy.

Accordingly, the following disclosure in the letter to shareholders, notice of the Shareholder Meeting and pages 9, 15, 22, 28-29 in the Definitive Proxy is amended as follows:

“If the Extension Amendment Proposal is approved and the Articles Extension becomes effective, within ten (10) business days of the date of the Shareholder Meeting, the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) shall make a deposit into the Trust Account (as defined below) of $55,000, in exchange for a non-interest bearing, unsecured promissory note issued by Constellation to the Lender. In addition, if the Extension Amendment Proposal is approved and the Articles Extension becomes effective, in the event that Constellation has not consummated an initial business combination (a “Business Combination”) by February 29, 2024, without approval of Constellation’s public shareholders, Constellation may, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, extend the Termination Date up to eleven times, each by one additional month (for a total of up to eleven additional months to complete a Business Combination), provided that the Lender will deposit $55,000 into the Trust Account for each such monthly extension, for an aggregate deposit of up to $605,000 (if all eleven additional monthly extensions are exercised), in exchange for a non-interest bearing, unsecured promissory note issued by Constellation to the Lender. If Constellation completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note. If Constellation does not complete a Business Combination by the applicable Termination Date, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.”

Additionally, the below disclosure in the notice of the Shareholder Meeting, the proxy card and pages 32-33 in the Definitive Proxy is amended as follows:

“Notwithstanding the foregoing or any other provisions of the Articles, in the event that the Company has not consummated a Business Combination within thirty-seven months from the closing of the IPO, the Company may, without another shareholder vote, elect to extend the date to consummate the Business Combination on a monthly basis for up to eleven times by an additional one month each time after the thirty-seventh month from the closing of the IPO, by resolution of the Directors, if requested by the Sponsor in writing, and upon five days’ advance notice prior to the applicable Termination Date, until forty-eight months from the closing of the IPO, provided that the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) will deposit US$55,000 into the Trust Account for each such monthly extension, for an aggregate deposit of up to US$605,000 (if all eleven additional monthly extensions are exercised), in exchange for a non-interest bearing, unsecured promissory note issued by the Company to the Lender. If the Company completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note. If the Company does not complete a Business Combination by the applicable Termination Date, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.”

Redemption Reversals.

As of January 24, 2024, the number of Public Shares tendered for redemption was 3,399,900. In connection with the adjournment of the Shareholder Meeting, Constellation is reopening and extending the deadline for its shareholders to exercise their right to redeem their Public Shares for their pro rata portion of the funds available in Constellation’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern Time, on January 26, 2024. If a shareholder has previously submitted a request to redeem its Public Shares in connection with the Shareholder Meeting and would like to reverse such request, such shareholder may contact Constellation’s transfer agent, Continental Stock Transfer & Trust Company, at spacredemptions@continentalstock.com.

Conversion of Class B Ordinary Shares.

As previously announced, the Sponsor, has informed the Company that it expects to convert an aggregate of 7,600,000 Class B Ordinary Shares into Public Shares on a one-for-one basis the next business day following the Shareholder Meeting. The Sponsor has agreed to waive any right to receive funds from Constellation’s trust account with respect to the Public Shares received upon such conversion and will acknowledge that such shares will be subject to all of the restrictions applicable to the original Class B Ordinary Shares under the terms of that certain letter agreement, dated as of January 26, 2021, by and among the Company and its initial shareholders, directors and officers (as further amended by and among, the Company, its directors and officers, the Sponsor and other parties thereto, on January 30, 2023).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2024	CONSTELLATION ACQUISITION CORP I

	By:	/s/ Chandra R. Patel
	Name:	Chandra R. Patel
	Title:	Chief Executive Officer

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